Exhibit 4.1

Execution Version

CEDAR FAIR, L.P.

CANADA’S WONDERLAND COMPANY

MAGNUM MANAGEMENT CORPORATION

MILLENNIUM OPERATIONS LLC

5.250% SENIOR NOTES DUE 2029

INDENTURE

Dated as of June 27, 2019

THE BANK OF NEW YORK MELLON

as

Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
303	1.03
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.03; 11.02
(a) (4)	4.04; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.04; 11.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13; 9.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04

N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purposes, be deemed to be part hereof.

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-ii-

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EXHIBITS

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF GUARANTEE
EXHIBIT C	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT D	FORM OF CERTIFICATE OF EXCHANGE

-iv-

INDENTURE dated as of June 27, 2019, by and among Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), Canada’s Wonderland Company, a Nova Scotia unlimited company (“Cedar Canada”), Magnum Management Corporation, an Ohio corporation (“Magnum”), Millennium Operations LLC, a Delaware limited liability company (“Millennium Operations” and, together with Cedar Fair, Cedar Canada and Magnum, the “Issuers”), the Guarantors (as hereinafter defined) and The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”).

RECITALS

The Issuers and the Guarantors have duly authorized the execution and delivery hereof to provide for the issuance of the Notes (as hereinafter defined) and the Guarantees (as hereinafter defined).

All things necessary (i) to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers and delivered hereunder, the valid and binding obligations of the Issuers, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid and binding obligations of the Guarantors, and (iii) to make this Indenture a valid and legally binding agreement of the Issuers and the Guarantors, all in accordance with their respective terms, have been done.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the Issuers’ 5.250% Senior Notes due 2029.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2024 Senior Notes” means the Issuers’ 5.375% Senior Notes due 2024.

“2024 Senior Notes Indenture” means the indenture dated as of June 3, 2014, governing the 2024 Senior Notes.

“2027 Senior Notes” means the Issuers’ 5.375% Senior Notes due 2027.

“2027 Senior Notes Indenture” means the indenture dated as of April 13, 2017, governing the 2027 Senior Notes.

“Acquired Debt” means, with respect to any specified Person, Indebtedness, Disqualified Stock or Preferred Equity Interests of any other Person existing at the time such other Person merges or amalgamates with or into or becomes a Subsidiary of such specified Person or is a Subsidiary of such other Person at the time of such merger, amalgamation or acquisition, or Indebtedness incurred by such Person in connection with the acquisition of assets.

“Additional Notes” means additional Notes (other than the Initial Notes or Exchange Notes issued in exchange for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.02, it being understood that any Notes issued in exchange for or replacement of any Initial Notes shall not be Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or authenticating agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by Cedar Fair or any Restricted Subsidiary of Cedar Fair in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Cedar Fair or any Restricted Subsidiary of Cedar Fair, or shall be merged or amalgamated with or into Cedar Fair or any Restricted Subsidiary of Cedar Fair, or (2) the acquisition by Cedar Fair or any Restricted Subsidiary of Cedar Fair of the assets of any Person (other than a Restricted Subsidiary of Cedar Fair) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by Cedar Fair or any Restricted Subsidiary to any Person other than to any Issuer or any Restricted Subsidiary (including by means of a merger, amalgamation or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted Subsidiaries issued in compliance with Section 4.09 hereof and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of Cedar Fair or any of its Restricted Subsidiaries (other than sales of inventory and other transfers or operating leases in the ordinary course of business). For purposes of this definition, the term “Asset Sale” shall not include:

(a) transfers of cash or Cash Equivalents;

(b) transfers of assets of Cedar Fair (including Equity Interests) that are governed by, and made in accordance with Section 5.01(a) hereof;

(c) Permitted Investments and Restricted Payments not prohibited or permitted under Section 4.07 hereof;

(d) the creation of or realization on any Lien not prohibited under this Indenture;

(e) transfers of damaged, worn-out or obsolete equipment or assets that, in Cedar Fair’s reasonable judgment, are no longer used or useful in the business of Cedar Fair or its Restricted Subsidiaries;

(f) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or abandonment thereof, and licenses, leases or subleases of other assets, of Cedar Fair or any Restricted Subsidiary to the extent not materially interfering with the business of Cedar Fair and the Restricted Subsidiaries;

(g) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or series of related transactions does not exceed $25.0 million;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the sale, transfer or other disposition of Hedging Obligations incurred in accordance with this Indenture;

(j) sales of assets received by Cedar Fair or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(k) the sale of any property in a sale-leaseback transaction within six months of the acquisition of such property;

(l) (i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(m) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(n) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(o) any issuance of Capital Stock of Cedar Fair.

“Bankruptcy Law” means Title 11, the U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(a) United States dollars or Canadian dollars;

(b) Government Securities having maturities of not more than twelve (12) months from the date of acquisition;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $500.0 million;

(d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above or any affiliate thereof;

(e) commercial paper issued by any issuer bearing at least an “A1” rating for any short-term rating provided by S&P or “P1” by Moody’s and maturing within two hundred seventy (270) days of the date of acquisition or carrying an equivalent rating by a nationally recognized rating agency if both of the two named Rating Agencies cease publishing ratings of commercial paper issuers;

(f) variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition;

(g) money market funds or programs (x) offered by any commercial or investment bank or insurance or mutual fund company having capital and surplus in excess of $500.0 million or any affiliate thereof at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition, (y) offered by any other United States or Canadian nationally recognized financial institution (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f), (ii) are rated AAA and (iii) the fund is at least $4 billion or (z) registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500.0 million or affiliates thereof and the portfolios of which are limited to investments of the character described in the foregoing subclauses hereof; and

(h) in addition, in the case of any Foreign Subsidiary, high quality short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.

“Change of Control” means the occurrence of one or more of the following events:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the Issue Date) of Equity Interests representing more than 50% (on a fully diluted basis) of the total voting power represented by the issued and outstanding Equity Interests of Cedar Fair or the general partner of Cedar Fair then entitled to vote in the election of the Board of Directors of Cedar Fair or the general partner of Cedar Fair generally; or

(b) there shall be consummated any share exchange, consolidation or merger of Cedar Fair pursuant to which Cedar Fair’s Equity Interests entitled to vote in the election of the Board of Directors of Cedar Fair generally would be converted into cash, securities or other property, or Cedar Fair sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of Cedar Fair in which the holders of Cedar Fair’s Equity Interests entitled to vote in the election of the Board of Directors of Cedar Fair generally immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Equity Interests of the continuing or surviving entity entitled to vote in the election of the Board of Directors of such Person generally immediately after the share exchange, consolidation or merger.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) Cedar Fair becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the voting power of the Equity Interests of Cedar Fair immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction), other than holders receiving solely cash in lieu of fractional shares, own directly or indirectly at least a majority of the voting power of the Equity Interests of such holding company (and no Person or group owns, directly or indirectly, a majority of the voting power of the Equity Interests of such holding company); provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (i) plus, to the extent deducted in computing Consolidated Net Income:

(a) provision for taxes based on income, profits or capital;

(b) consolidated interest expense;

(c) Consolidated Non-Cash Charges;

(d) any extraordinary, non-recurring or unusual losses or expenses, including, without limitation, (i) salary, benefit and other direct savings resulting from workforce reductions by such Person implemented during such period, (ii) severance or relocation costs or expenses and fees and restructuring costs of such Person during such period, (iii) costs and expenses incurred after the Issue Date related to employment of terminated employees incurred by such Person during such period, (iv) costs or charges (other than Consolidated Non-Cash Charges) incurred in connection with any equity offering, Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof, and including any such costs and charges incurred in connection with the Transactions (in each case whether or not successful), and any amendment or other modification of the Notes or other Indebtedness, and any additional interest in respect of the

Notes, (v) “run-rate” cost savings and synergies projected by Cedar Fair in good faith to result from actions taken or to be taken prior to or during such period (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on a “run-rate” basis throughout such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions or initiatives specified and reasonably anticipated to result from such actions or initiatives and (B) such actions or initiatives have been taken or are to be taken within twelve (12) months from the date of determination; provided, further, that the aggregate amount for all such increases pursuant to this subclause (v) for any period shall not exceed the greater of (x) $50,000,000 in any four fiscal quarter period and (y) an amount equal to 10.0% of Consolidated Cash Flow for Cedar Fair for such period (prior to giving effect to any adjustments pursuant to this subclause (v)) and (vi) losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities, in each case to the extent deducted in computing such Consolidated Net Income and without regard to any limitations of Item 10(e) of Regulation S-K;

(e) any losses in respect of post-retirement benefits of such Person, as a result of the application of Financial Accounting Standards Board Statement No. 106, to the extent that such losses were deducted in computing such Consolidated Net Income; and

(f) any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income;

(ii) minus, to the extent not excluded from the calculation of Consolidated Net Income, (x) non-cash gain or income of such Person for such period (except to the extent representing an accrual for future cash receipts or a reversal of a reserve that, when established, was not eligible to be a Consolidated Non-Cash Charge) and (y) any extraordinary, non-recurring or unusual gains or income and without regard to any limitations of Item 10(e) of Regulation S-K.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount, non-cash interest payments and the interest component of Finance Lease Obligations, on a consolidated basis determined in accordance with GAAP, but excluding additional interest in respect of the Notes, amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of the Indebtedness to which such consolidated interest expense applies; provided, further, that with respect to the calculation of the consolidated interest expense of Cedar Fair, the interest expense of Unrestricted Subsidiaries and any Person that is not a Subsidiary shall be excluded.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:

(a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;

(b) the Net Income of any Person that is a Subsidiary that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

(c) solely for purposes of Section 4.07 hereof, the Net Income of any Subsidiary of such Person that is not an Issuer or a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such Person in respect of such period, to the extent not already included therein;

(d) the cumulative effect of a change in accounting principles shall be excluded;

(e) any after-tax effect of income (loss) (x) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (y) from sales or dispositions of assets (other than in the ordinary course of business), or (z) that is extraordinary, non-recurring or unusual (without regard to any limitations of Item 10(e) of Regulation S-K), in each case, shall be excluded;

(f) any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;

(g) any non-cash impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs relating to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(h) any fees, expenses and other charges in connection with the Transactions or any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument shall be excluded;

(i) gains and losses resulting solely from fluctuations in foreign currencies (including hedge agreements for currency exchange risk) shall be excluded; and

(j) any net unrealized gain or loss (after any offset) resulting from Hedging Obligations shall be excluded.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent, other non-cash expenses and write-offs and write-downs of assets (including non-cash charges, losses or expenses attributable to the movement in the mark-to-market valuation of Hedging Obligations pursuant to

Financial Accounting Standards Board Statement No. 133 or in connection with the early extinguishment of Hedging Obligations) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of any agreement or instrument to which such Consolidated Non-Cash Charges relate.

“Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total Secured Debt as of such date of determination to (2) Consolidated Cash Flow of Cedar Fair for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to Consolidated Cash Flow as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Total Indebtedness to Consolidated Cash Flow Ratio”.

“Consolidated Total Assets” shall mean, as of any date of determination for any Person, the total assets of such Person and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such Person immediately preceding such date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means the credit agreement dated March 6, 2013, by and among Cedar Fair, Cedar Canada and Magnum, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as amended and restated by the Restatement Agreement, dated as of April 13, 2017, by and among Cedar Fair, Cedar Canada, Millennium Operations and Magnum, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties party thereto, as further amended by Amendment No. 1., dated as of March 14, 2018, by and among the parties thereto, and as such agreement or facility may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more credit agreements or debt facilities to which Cedar Fair and/or one or more of its Restricted Subsidiaries are party from time to time (including without limitation the Credit Agreement), in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, debt securities, banker’s acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, initially, The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision hereof.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Cedar Fair or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the chief financial officer and one additional Officer of Cedar Fair, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Equity Interests of Cedar Fair (other than Disqualified Stock) that are issued for cash (other than to any of Cedar Fair’s Subsidiaries or an employee stock plan or trust established by Cedar Fair or any of its Subsidiaries) and are so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(3) hereof.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required under Section 4.15 or Section 3.08 hereof.

“Domestic Subsidiary” means (i) any Subsidiary other than a Foreign Subsidiary and (ii) any Canadian Subsidiary that is not a “controlled foreign corporation” (within the meaning of the Code) or a Subsidiary of such a “controlled foreign corporation.”

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means any Indebtedness (other than Indebtedness under the Credit Agreement, the Notes and the Guarantees, but including, for the avoidance of doubt, (i) the $450.0 million in aggregate principal amount of 2024 Senior Notes issued on June 3, 2014 and (ii) the $500.0 million in aggregate principal amount of 2027 Senior Notes issued on April 13, 2017) of Cedar Fair and its Subsidiaries in existence on the Issue Date after giving effect to the consummation of the Transactions.

“Existing Senior Notes” means, collectively, the 2024 Senior Notes and the 2027 Senior Notes.

“Existing Senior Notes Indentures” means, collectively, the 2024 Senior Notes Indenture and the 2027 Senior Notes Indenture.

“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction not involving distress or compulsion of either party, determined in good faith by the Board of Directors of Cedar Fair (unless otherwise provided in this Indenture).

“Finance Lease Obligations” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a finance lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP; provided, for the avoidance of doubt, that any obligations of the Issuers and their Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as finance lease obligations as of such date of determination and (ii) that are subsequently recharacterized as finance lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of this Indenture not be treated as Finance Lease Obligations.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Cedar Fair or any Restricted Subsidiary of Cedar Fair against fluctuations in currency values.

“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated, formed or organized under the laws of the United States, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in the foregoing clause (i).

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the APB of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on March 6, 2013.

“Global Note Legend” means the legend set forth in Section 2.01(b) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, (i) the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged or (ii) Canada or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of Canada is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means Cedar Fair’s direct and indirect wholly-owned Restricted Subsidiaries (other than the Issuers) that execute this Indenture or a supplemental indenture providing for the guaranty of the payment of the Notes, or any successor obligor under any Guarantee pursuant to the terms of this Indenture; provided that upon the release and discharge of such Restricted Subsidiary or successor obligor from its Guarantee in accordance with this Indenture, such Restricted Subsidiary or successor obligor shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, (i) the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates and (ii) any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities actually used in the ordinary course of business of Cedar Fair and its Restricted Subsidiaries.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Registrar.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof, but excluding, in any case, any undrawn letters of credit or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following payment on the letter of credit) or representing the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto (including pursuant to finance leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable or earn-out obligations, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a Person or entity which, in the judgment of the Board of Directors of Cedar Fair, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $500,000,000 in aggregate principal amount of 5.250 % Senior Notes due 2029 of the Issuers issued under this Indenture on the Issue Date.

“Initial Purchasers” means, with respect to the Initial Notes, J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Fifth Third Securities, Inc. and KeyBanc Capital Markets Inc.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that Cedar Fair shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Investment Grade Securities” means:

(a) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(b) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

(c) Investments in any fund that invests at least 95% of its assets in Investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality Investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business, endorsements for collection or deposits arising in the ordinary course of business, guarantees and intercompany notes permitted by Section 4.09 hereof, and commission, travel and similar advances to officers and employees made in the ordinary course of business). For purposes of Section 4.07 hereof, the sale of Equity Interests of a Person that is a Restricted Subsidiary following which such Person ceases to be a Subsidiary shall be deemed to be an Investment by Cedar Fair in an amount equal to the Fair Market Value of the Equity Interests of such Person held by Cedar Fair and its Restricted Subsidiaries immediately following such sale.

“Issue Date” means June 27, 2019.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of Notes for use by such Holders of Notes in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Make Whole Amount” means, as determined by Cedar Fair, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at July 15, 2024 (such redemption price being set forth in the table appearing in Section 3.07(a) hereof) plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to July 15, 2024 (other than interest accrued but unpaid to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed, as calculated by the Issuers.

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of Cedar Fair) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by Cedar Fair or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation or brokerage expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by Cedar Fair and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by Cedar Fair or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by Cedar Fair or any Restricted Subsidiary to cash.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes (including any Exchange Notes issued in exchange therefor) and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof treated as a single class of securities. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued in accordance with Section 2.02.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated June 18, 2019, relating to and used in connection with the initial offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, Assistant Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors.

“Officer’s Certificate” means a certificate signed on behalf of any Person by one of its Officers or of such Person’s partner or managing member, by the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person or of such Person’s partner or managing member, that meets the requirements of Section 11.05 hereof; provided, however, that with respect to any reference to an Officer’s Certificate of the Issuers, collectively, the term “Officer’s Certificate” shall mean a certificate signed by one Officer of each Issuer in accordance with the foregoing.

“Opinion of Counsel” means an opinion, in writing, satisfactory to the Trustee, from legal counsel, who may be an employee of or counsel to any of the Issuers or any Subsidiary of the Issuers, that meets the requirements of Section 11.05 hereof.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Business” means the businesses of Cedar Fair and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any business reasonably related, ancillary or complementary thereto and any reasonable extension or evolution of any of the foregoing.

“Permitted Investments” means:

(a) Investments in Cedar Fair or in a Restricted Subsidiary;

(b) Investments in cash, Cash Equivalents, Marketable Securities and Investment Grade Securities;

(c) any guarantee of Obligations of Cedar Fair or a Restricted Subsidiary permitted by Section 4.09 hereof;

(d) Investments by Cedar Fair or any of its Restricted Subsidiaries in a Person if, as a result of such Investment: (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Cedar Fair or a Restricted Subsidiary;

(e) Investments received in settlement of debts and owing to Cedar Fair or any of its Restricted Subsidiaries, in satisfaction of judgments, acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, in a foreclosure of a Lien, or as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

(f) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture;

(g) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or for an asset disposition that does not constitute an Asset Sale;

(h) loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(i) other Investments in an amount not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding for all Investments made after the Issue Date; provided, however, that if any Investment pursuant to this clause (i) is made in any Person that is not a Restricted Subsidiary of Cedar Fair at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Cedar Fair after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (i) for so long as such Person continues to be a Restricted Subsidiary;

(j) any Investment solely in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock;

(k) any Investment in connection with Hedging Obligations and Foreign Currency Obligations otherwise permitted under this Indenture;

(l) any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a Person that is not a Restricted Subsidiary in exchange for an Investment in the Person to whom such contribution is made;

(m) any Investment acquired after the Issue Date as a result of the acquisition by Cedar Fair or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into Cedar Fair or any of its Restricted Subsidiaries in a transaction that is not prohibited by this Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n) any Investment consisting of workers’ compensation, performance and other similar deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(o) guaranties made in the ordinary course of business of obligations owed to landlords, suppliers, customers, and licensees of Cedar Fair or any of its Restricted Subsidiaries;

(p) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business;

(q) any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(r) any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business.

“Permitted Liens” means:

(a) Liens securing the Notes and Liens securing any Guarantee (including the Exchange Notes and related Guarantees thereof issued in exchange therefor pursuant to the Registration Rights Agreement);

(b) Liens securing (x) Indebtedness under any Credit Facility (and related Hedging Obligations and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such Obligations is not otherwise prohibited by this Indenture) permitted by Section 4.09(b)(2) and Section 4.09(b)(11) hereof and (y) other Indebtedness permitted under Section 4.09 hereof; provided that in the case of any such Indebtedness described in this subclause (y), such Indebtedness, when aggregated with the amount of Indebtedness of the Issuers and the Guarantors which is secured by a Lien, does not cause the Consolidated Secured Indebtedness Leverage Ratio to exceed 3.75 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred; provided, further, that at the option of Cedar Fair, Indebtedness under any revolving commitments shall be deemed to have been incurred in the full amount of the commitments therefor on the date such commitments are outstanding and shall thereafter be deemed to be outstanding at all times thereafter in such amount until such commitments are terminated;

(c) Liens securing (i) Hedging Obligations and Foreign Currency Obligations permitted to be incurred under Section 4.09 hereof and (ii) cash management obligations not otherwise prohibited by this Indenture;

(d) Liens securing (i) Purchase Money Indebtedness permitted under Section 4.09(b)(6) hereof; provided that such Liens do not extend to any assets of Cedar Fair or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto and (ii) Finance Lease Obligations permitted under Section 4.09(b)(6) hereof; provided that such Liens do not extend to any assets of Cedar Fair or its Restricted Subsidiaries other than the assets subject to the sale and leaseback transaction, products and proceeds thereof and insurance proceeds with respect thereto;

(e) Liens on property of a Person existing at the time such Person is merged or amalgamated into or consolidated with Cedar Fair or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger, amalgamation or consolidation and do not apply to any assets other than the assets of the Person acquired in such merger, amalgamation or consolidation;

(f) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(g) Liens on property existing at the time of acquisition thereof by Cedar Fair or any Restricted Subsidiary of Cedar Fair; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Cedar Fair or any of its Restricted Subsidiaries other than the property so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(h) Liens to secure the performance of statutory obligations, or letters of credit issued in the ordinary course of business, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, 30-day goods suppliers’, unpaid vendors’, repairer’s, storer’s, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(i) Liens existing on the Issue Date;

(j) Liens for unpaid wages, vacation pay, pension plan contributions, unfunded pension liabilities, employee and non-resident withholding taxes, unremitted goods and services and provincial sales taxes, payroll, business, income and other taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(k) Liens securing Indebtedness permitted under Section 4.09(b)(10) hereof; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(l) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by Cedar Fair or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(m) easements, rights-of-way, covenants, licenses, sewers, electric lines, telegraph and telephone lines and other similar purposes, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(n) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Cedar Fair or its Restricted Subsidiaries;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

(p) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(q) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(r) Liens not provided for in clauses (a) through (q) above so long as the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis;

(s) Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with Section 4.09(b)(14) hereof;

(t) Liens in favor of Cedar Fair or any Restricted Subsidiary;

(u) Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(v) extensions, renewals or refundings of any Liens referred to in clause (e), (g) or (i) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced;

(w) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of the most recent incurrence of Liens pursuant to this clause (w);

(x) Liens incurred to secure any treasury management arrangement;

(y) Liens on Equity Interests of Unrestricted Subsidiaries;

(z) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(aa) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Cedar Fair and its Restricted Subsidiaries in the ordinary course of business;

(bb) any interest or title of a lessor under any Finance Lease Obligation or operating lease; and

(cc) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business) or any other entity, including any government or any agency or political subdivision thereof.

“Preferred Equity Interest” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.01 hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses and related adjustments that:

(i) were directly attributable to an acquisition, merger, amalgamation, consolidation, disposition or operational change that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act,

(ii) were actually implemented by the business that was the subject of any such acquisition, merger, amalgamation, consolidation, disposition or operational change or by any related business of Cedar Fair or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated within 12 months after the date of the acquisition, merger, amalgamation, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or

(iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition or any related business of Cedar Fair or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of Cedar Fair based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, amalgamation, consolidation or disposition, in each case regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period.

“Purchase Money Indebtedness” means Indebtedness (including Finance Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including in the case of Finance Lease Obligations the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock of Cedar Fair that is not Disqualified Stock.

“Rating Agencies” means:

(a) S&P;

(b) Moody’s; or

(c) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by Cedar Fair, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and J.P. Morgan Securities LLC, for itself and as representative of the Initial Purchasers of the Initial Notes, and (ii) with respect to any Additional Notes, one or more similar registration rights agreements between the Issuers and the other parties thereto relating to rights given by the Issuers to the purchasers of such Additional Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) charged with the administration of this Indenture or any other officer of the Trustee charged with the administration of this Indenture customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S, which shall commence on June 27, 2019.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary of Cedar Fair, other than Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Issuers or any Domestic Subsidiary that is a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of Cedar Fair or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture.

“Total Indebtedness to Consolidated Cash Flow Ratio” means, with respect to any Person for any period, the ratio of:

(1) the sum, without duplication, of (x) all Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis (but, in the case of revolving credit loans, calculated using (a) for the purposes of determining the Total Indebtedness to Consolidated Cash Flow Ratio pursuant to 4.07(a)(2) hereof, the average daily outstanding principal amount of revolving credit loans under all Credit Facilities of such Person and its Restricted Subsidiaries during the immediately preceding 12 calendar month period and (b) for all other purposes under this Indenture, the lowest outstanding principal amount of revolving credit loans under all Credit Facilities of such Person and its Restricted Subsidiaries during the immediately preceding 12 calendar month period) and (y) the liquidation preference of all Disqualified Stock of such Person and its Restricted Subsidiaries and all Preferred Equity Interests of Restricted Subsidiaries of such Person, in each case, at the time of determination (the “Calculation Date”) on a consolidated basis, to

(2) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to the date for which internal financial statements are available.

For purposes of this definition, “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis for the period of such calculation to (x) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the most recent period of four fiscal quarters ending prior to the Calculation Date (the “Measurement Period”) or discontinued operations) and (y) operational changes that Cedar Fair or any of its Restricted Subsidiaries have both determined to make and have made, in each case occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Calculation Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) or discontinued operations or operational change occurred on the first day of the Measurement Period, in each case giving effect to any Pro Forma Cost Savings.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of Cedar Fair as set forth in an Officer’s Certificate delivered by Cedar Fair to the Trustee.

“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Secured Indebtedness of the Issuers and the Guarantors (other than Hedging Obligations and cash management obligations to the extent permitted by this Indenture) outstanding on such date (or deemed outstanding pursuant to clause (b) of the definition of “Permitted Liens”), determined on a consolidated basis.

“Transactions” means the issuance of the Initial Notes on the Issue Date, including the use of proceeds therefrom (1) to complete the Schlitterbahn Acquisition (as defined in the Offering Memorandum), (2) to complete the California’s Great America Land Purchase (as defined in the Offering Memorandum), (3) to pay fees and expenses related to those transactions and the offering and (4) for general corporate purposes and repayment of a portion of the Revolving Facility (as defined in the Offering Memorandum) and the other transactions undertaken in connection with the foregoing as to the extent not inconsistent with the Offering Memorandum.

“Treasury Rate” means, as of any redemption date, as determined by Cedar Fair, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data) most nearly equal to the period from the redemption date to July 15, 2024; provided, however, that if the period from the redemption date to July 15, 2024, is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 15, 2024, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means The Bank of New York Mellon until a successor replaces The Bank of New York Mellon in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means: (A) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of Cedar Fair’s Board of Directors in accordance with the instructions set forth below; and (B) any Subsidiary of an Unrestricted Subsidiary.

Cedar Fair’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary, immediately after such designation: (i) is guaranteed by Cedar Fair or any of its Restricted Subsidiaries; (ii) is recourse to Cedar Fair or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of Cedar Fair or any of its Restricted Subsidiaries to satisfaction thereof;

(b) except as otherwise permitted by this Indenture (including by Section 4.11 hereof), neither Cedar Fair nor any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to Cedar Fair or such other Subsidiary than those that might be obtained at the time from Persons who are not Cedar Fair’s Affiliates; and

(c) neither Cedar Fair nor any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date Cedar Fair designates an additional Subsidiary as an Unrestricted Subsidiary, Cedar Fair will be deemed to have made a Restricted Investment in an amount equal to the Fair Market Value (as determined in good faith by Cedar Fair’s Board of Directors evidenced by a resolution of Cedar Fair’s Board of Directors and set forth in an Officer’s Certificate of Cedar Fair delivered to the Trustee no later than ten Business Days following such designation) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“U.S. Government Securities” means direct obligations of, or obligations guaranteed or insured by, the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.17(a)
“Affiliate Transaction”	4.11
“Applicable Law”	11.16
“Basket Period”	4.07 (a)(3)(A)
“Calculation Date”	“Total Indebtedness to Consolidated Cash Flow Ratio”
“Cedar Canada”	Preamble
“Cedar Fair”	Preamble
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15(2)
“Covenant Defeasance”	8.04
“DTC”	2.01(b)
“Event of Default”	6.01

“Excess Proceeds”	4.10(c)
“Excess Proceeds Offer”	3.08(a)
“Excess Proceeds Offer Amount”	3.08(b)
“Excess Proceeds Offer Period”	3.08(b)
“Excess Proceeds Purchase Date”	3.08(b)
“Excluded Holder”	4.17(a)
“Global Note Legend	2.01(b)
“incur”	4.09(a)
“Issuers”	Preamble
“Legal Defeasance”	8.03
“Magnum”	Preamble
“Measurement Period”	“Total Indebtedness To Consolidated Cash Flow Ratio”
“Millennium Operations	Preamble
“Paying Agent”	2.03
“Payment Default”	6.01(e)
“Private Placement Legend”	2.01(c)
“Refinancing Indebtedness”	4.09(b)(10)
“Registrar”	2.03
“Regulation S Temporary Global Note Legend”	2.01(d)
“Restricted Payments”	4.07(a)
“Reversion Date”	4.16(c)
“Sub Entity”	“Change of Control”
“Suspended Covenants”	4.16(a)
“Suspension Period”	4.16(b)
“Tax Jurisdiction”	4.17(a)
“Taxes”	4.17(a)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means each of the Issuers and each of the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires,

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive and “including” means “including without limitation”;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

SECTION 1.05. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders shall be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof. Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Issuers may, in the circumstances permitted by the TIA, fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.05 hereof) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE 2

THE NOTES

SECTION 2.01. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Issuers, and required by law, stock exchange rule, agreements to which the Issuers are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Note Legend”) in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c) Except as permitted by Section 2.06(g) hereof, any Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (OR SUCH LONGER PERIOD AS IS REQUIRED TO COMPLY WITH THE SECURITIES ACT) IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUERS. THIS LEGEND WILL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

The Trustee must refuse to register any transfer of a Note bearing the Private Placement Legend that would violate the restrictions described in such legend.

(d) Any temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend (the “Regulation S Temporary Global Note Legend”) in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE. THE HOLDER OF THIS

NOTE BY ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IF IT IS A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, IT ACKNOWLEDGES THAT, UNTIL EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THIS NOTE SHALL NOT BE MADE BY IT TO A U.S. PERSON TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(k) UNDER THE SECURITIES ACT.

SECTION 2.02. Form of Execution and Authentication.

An Officer of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. All Notes shall be dated the date of their authentication.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500.0 million, (ii) Exchange Notes at any time from time to time and (iii) subject to compliance with Section 4.09 hereof, one or more series of Additional Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A) in an unlimited amount pursuant to the resolutions of the Board of Directors of each of the Issuers and an Officer’s Certificate establishing the terms and forms of such Notes pursuant to authorization of the Board of Directors or an indenture supplementing this Indenture, in each case upon written order of the Issuers in the form of an Officer’s Certificate, which Officer’s Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section 4.09 hereof. In addition, each such Officer’s Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the securities are to be Initial Notes, Exchange Notes or Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

In authenticating Notes other than the Initial Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive and shall be fully protected in relying upon:

(a) (i) A copy of the resolution or resolutions of the Board of Directors of each of the Issuers in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of each of the Issuers to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect as of the date of such certificate, and an Officer’s Certificate setting forth the terms and forms of such Notes pursuant to general authorization of the Board of Directors or (ii) and executed supplemental indenture, if any;

(b) an Officer’s Certificate delivered in accordance with Section 11.04 hereof; and

(c) an Opinion of Counsel which shall state:

(1) that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors and an Officer’s Certificate in accordance with Sections 2.01 and 2.02 of this Indenture and in conformity with the other provisions of this Indenture;

(2) that the terms of such Notes have been established in accordance with Section 2.01 of this Indenture and in conformity with the other provisions of this Indenture;

(3) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(4) that all laws and requirements in respect of the execution and delivery by the Issuers of such Notes have been complied with.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or any Affiliate of the Issuers.

SECTION 2.03. Registrar and Paying Agent.

The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Issuers shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Issuers may act as Paying Agent, Registrar or co-registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions hereof that relate to such Agent. The Issuers shall notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands (other than the type contemplated by Section 11.08) in connection with the Notes.

SECTION 2.04. Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by such Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers) shall have no further liability for the money delivered to the Trustee. If any of the Issuers act as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

SECTION 2.05. Lists of Holders of the Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Issuers for Definitive Notes, subject to any applicable laws, if (i) the Issuers deliver to the Trustee notice from the Depositary that (A) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (B) the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor Depositary within 90 days after the date of such notice from the Depositary, (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall any temporary Note that is a Global Note issued pursuant to Regulation S be exchanged by Cedar Fair for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificate identified by the Issuers and their counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Definitive Notes will be issued to each Person that such Participants, Indirect Participants and DTC jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06. However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b) or (c) below.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below.

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (h) below.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of subparagraph (ii) above, and if:

(w) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of any Issuer;

(x) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(y) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(z) the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (w), (x), (y) or (z) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Officer’s Certificate from each Issuer in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (w), (x), (y) or (z) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests for Definitive Notes.

(i) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred to any Issuer or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof, and, in each such case set forth in subparagraphs (A) and (B) above, if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuers shall execute and the Trustee shall authenticate an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in the form of a beneficial interest in a Restricted Global Note in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in the form of a beneficial interest in a Restricted Global Note in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if any Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iv) If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (d)(ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Officer’s Certificate from the Issuers in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).

(i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if any Issuer so requests, a certification or Opinion of Counsel in form reasonably acceptable to such Issuer to the effect that such transfer is in compliance with the Securities Act.

(ii) Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraph (A) and (B), if any Issuer so requests, an Opinion of Counsel in form reasonably acceptable to such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in the form of an Officer’s Certificate of the Issuers in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount specified by the Issuers of the beneficial interests in the Restricted Global Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of any Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Participating Broker-Dealers, (y)

they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g) Legends. The following legends shall appear on the faces of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (g)(i)(B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (other than an Unrestricted Definitive Note) (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear the Global Note Legend.

(iii) Regulation S Temporary Global Note Legend. Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear the Regulation S Temporary Global Note Legend.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.02, 2.10, 3.06, 3.08 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(ix) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any transfer taxes or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among the Depositary’s Participants, Indirect Participants or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) Global Notes. Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, Participant, Indirect Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or Indirect Participant, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Global Notes to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary). All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global

Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants, Indirect Participants and any beneficial owners.

SECTION 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Officer’s Certificate of the Issuers in accordance with Section 2.02 hereof, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. If required by the Trustee or the Issuers, the Holder must supply an indemnity bond sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a joint and several obligation of the Issuers.

SECTION 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 hereof, a Note does not cease to be outstanding because any Issuer, a Subsidiary of any Issuer or an Affiliate of any Issuer holds the Note.

SECTION 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer, any Subsidiary of any Issuer or any Affiliate of any Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by any Issuer, any Subsidiary of any Issuer or an Affiliate of any Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such Issuer, a Subsidiary of an Issuer or an Affiliate of an Issuer until legal title to such Notes passes to such Issuer, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10. Temporary Notes.

Until permanent Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of an Officer’s Certificate from each Issuer, shall authenticate permanent Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as permanent Notes.

SECTION 2.11. Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirements of the Exchange Act) and certificate of such disposal shall be delivered to the Issuers upon their request therefor, unless the Issuers direct the Trustee in writing that canceled Notes to be returned to them. The Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they, jointly and severally, shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Issuers shall fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall give to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Record Date.

The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

SECTION 2.14. CUSIP Number.

The Issuers in issuing the Notes may use a “CUSIP” number and, if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.15. Joint and Several Obligations.

Each Note issued pursuant to this Indenture is a joint and several obligation of the Issuers.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 15 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate of Cedar Fair setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price. If the Issuers are required to make the redemption pursuant to Section 3.08 hereof, they shall furnish the Trustee, at least five but not more than ten Business Days before the applicable purchase date, an Officer’s Certificate of Cedar Fair setting forth (i) the purchase date, (ii) the principal amount of Notes offered to be purchased and (iii) the purchase price.

SECTION 3.02. Selection of Notes To Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time in accordance with Section 3.07 hereof, the selection of Notes for redemption shall be made in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, by lot or as may be required by the applicable rules of the Depositary; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part.

(b) The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03. Notice of Redemption.

Subject to the provisions of Section 3.08 hereof and the last paragraph of this Section 3.03, at least 15 days but not more than 60 days before a redemption date, the Issuers shall give or cause to be given a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed in accordance with Section 11.02.

The notice shall identify the Notes to be redeemed and shall state

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or Section hereof pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

The Trustee shall give the notice of redemption in the Issuers’ name and at the Issuer’s expense; provided that the Issuers shall have delivered to the Trustee, at least 10 days (unless a shorter period is acceptable to the Trustee) prior to the date the Issuers wish to have the notice given, an Officer’s Certificate on behalf of Cedar Fair requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any notice of redemption pursuant to Section 3.07(b) hereof may be given prior to the sale of Qualified Capital Stock giving rise to such redemption, and any such redemption or notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including but not limited to, completion of an offering of Qualified Capital Stock.

Notice of any redemption, whether in connection with an offering of Qualified Capital Stock, an incurrence of Indebtedness, a Change of Control or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such corporate transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05. Deposit of Redemption Price.

At least one Business Day prior to any redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. Following the redemption date, the Trustee or the Paying Agent shall, upon written request of the Issuers, promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

On and after the redemption date, so long as the Issuers do not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Optional Redemption.

(a) Except as provided in paragraphs (b), (c) and (d) below, the Notes will not be redeemable at the Issuers’ option prior to July 15, 2024. Thereafter, the Notes will be subject to redemption at the Issuers’ option, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Percentage
2024	102.625%
2025	101.750%
2026	100.875%
2027 and thereafter	100.000%

(b) Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2022, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 105.250% of the principal amount thereof on the redemption date, together with accrued and unpaid interest and additional interest, if any, to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of one or more public or private sales of Qualified Capital Stock, other than proceeds from a sale to Cedar Fair or any of its Subsidiaries or any employee benefit plan in which Cedar Fair or any of its Subsidiaries participates; provided that (i) at least 50% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes) remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs no later than the 180th day following such sale of Qualified Capital Stock.

(c) In addition, at any time and from time to time prior to July 15, 2024, the Issuers may redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest and any additional interest, if any, to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.

(d) The Issuers may at any time redeem, in whole but not in part, the outstanding Notes (upon giving notice in accordance with this Indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, any of the Issuers has become or would become obligated to pay any Additional Amounts in respect of the Notes, and such Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of: (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position of the relevant taxing authority regarding the application or interpretation of such laws or regulations, which change or amendment, in each case of (i) or (ii) of this Section 3.07(d), is announced and becomes effective after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); provided that, prior to the giving of any notice of redemption described in this Section 3.07(d), the Issuers will deliver to the Trustee: (x) an Officer’s Certificate stating that the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by such Issuer taking reasonable measures available to it; and (y) a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that (subject to customary assumptions and exceptions) such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official interpretation or application described above.

SECTION 3.08. Excess Proceeds Offer.

(a) When the cumulative amount of Excess Proceeds exceeds $35.0 million, the Issuers shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in this Indenture. To the extent Cedar Fair or a Restricted Subsidiary is required under the terms of Indebtedness of Cedar Fair or such Restricted Subsidiary (other than Subordinated Indebtedness), the Issuers shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such proceeds. If any Issuer notifies the Trustee in writing that the aggregate principal amount of Notes and other parity Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or otherwise in accordance with the applicable procedures of the Depositary. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of this Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

(b) The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Excess Proceeds Offer Period (the “Excess Proceeds Purchase Date”), the Issuers shall, to the extent lawful, purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased with such Excess Proceeds (which maximum principal amount of Notes and pari passu Indebtedness shall be the “Excess Proceeds Offer Amount”) or, if less than the Excess Proceeds Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.

(c) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act (or any successor rules) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds

Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.08, the Issuers’ compliance with such laws and regulations shall not in and of itself be deemed to have caused a breach of their obligations under this Section 3.08.

(d) If the Excess Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

(e) Upon the commencement of any Excess Proceeds Offer, the Issuers shall give in accordance with Section 11.02 hereof a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

(i) that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;

(ii) the Excess Proceeds Offer Amount, the purchase price and the Excess Proceeds Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Issuers, the Depositary (if the Notes are Global), or a Paying Agent at the address specified in the notice at least three Business Days before the Excess Proceeds Purchase Date;

(vi) that Holders shall be entitled to withdraw their election if the Issuers, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Excess Proceeds Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is unconditionally withdrawing his election to have the Note purchased;

(vii) that, if the aggregate principal amount of Notes surrendered by Holders and other pari passu Indebtedness tendered by the holders thereof exceeds the Excess Proceeds Offer Amount, the Trustee shall select the Notes and the Issuers shall select the other pari passu Indebtedness to be purchased on a pro rata basis or otherwise in accordance with the applicable procedures of the Depositary (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(f) On or before the Excess Proceeds Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Excess Proceeds Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Excess Proceeds Offer, or if less than the Excess Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes or portions thereof validly tendered and not properly withdrawn, in each case, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.08. The Issuers or Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Excess Proceeds Offer Period) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes validly tendered and not properly withdrawn by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate, shall authenticate and mail or deliver such new Note, to such Holder in principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.

(g) Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

(a) The Issuers, jointly and severally, shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, if other than any Issuer, holds as of 10:00 a.m. New York Time on the Business Day immediately preceding the due date of immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such amount for the intervening period.

(b) The Issuers shall pay all additional interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. In the event the Issuers are required to pay additional interest pursuant to the Registration Rights Agreement, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay additional interest promptly prior to the next interest payment date, which notice shall set forth the amount of additional interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to the Issuers or any Holders to determine whether any additional interest is payable or the amount thereof.

(c) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(d) Notwithstanding anything to the contrary contained in this Indenture, the Issuers, the Trustee and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed from principal or interest payments hereunder. The Issuers, the Trustee and the Paying Agent shall reasonably cooperate with each other and shall provide each other with copies of documents or information reasonably necessary for each of the Issuers, the Trustee and the Paying Agent to comply with any withholding tax or tax information reporting obligations imposed on any of them, including any obligations imposed pursuant to an agreement with a governmental authority.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where notices and demands to or upon the Issuers in respect of the Notes and this Indenture (other than the type contemplated by Section 11.08 hereof) may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

SECTION 4.03. Reports.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Cedar Fair will furnish to the Holders of Notes all quarterly and annual financial information within 15 days after the times specified for the filing of the information, documents and reports for large accelerated filers, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Cedar Fair was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of Cedar Fair; provided, however, that to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to Holders of the Notes. The Trustee shall have no obligation to determine if and when any such reports have been filed with the Commission and are publicly available. Cedar Fair shall either (i) notify the Trustee at such time as Cedar Fair becomes, or ceases to be, a reporting company or (ii) provide the reports to the Trustee for distribution to the Holders in accordance with this Section 4.03.

(b) Cedar Fair will file the information described in Section 4.03(a) hereof with the Commission to the extent that the Commission is accepting such filings. In addition, for so long as any Notes remain outstanding during any period when Cedar Fair is not subject to Section 13 or 15(d) of the Exchange Act, Cedar Fair will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) In addition, following the first full fiscal quarter after the Issue Date beginning with the fiscal quarter ended September 30, 2019, so long as any Notes are outstanding the Issuers will use commercially reasonable efforts to (A) within 15 Business Days after furnishing the reports required by

Section 4.03(a) hereof, hold a conference call to discuss such reports, and (B) issue a press release prior to the date of such conference call, announcing the time and date and either including information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuers to obtain such information; provided that Cedar Fair may satisfy the requirements of this paragraph by issuing its regular quarterly earnings release and conducting its regular investor conference calls.

(d) Subject to subsection (a) hereof, the Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.04. Compliance Certificate.

The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2019, an Officer’s Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

SECTION 4.05. Taxes.

Cedar Fair shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Limitation on Restricted Payments.

(a) Neither Cedar Fair nor any of its Restricted Subsidiaries may, directly or indirectly:

(i) pay any dividend or make any distribution on account of any Equity Interests of Cedar Fair other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Cedar Fair;

(ii) purchase, redeem or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any of Cedar Fair’s Equity Interests or any Subordinated Indebtedness, other than (i) Subordinated Indebtedness within one year of the stated maturity date thereof or in anticipation of satisfying a sinking fund obligation due within one year and (ii) any such Equity Interests or Subordinated Indebtedness owned by or owed to (x) Cedar Fair or (y) any Restricted Subsidiary;

(iii) pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(A) to Cedar Fair or any Restricted Subsidiary; or

(B) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; or

(iv) make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair at the time of such Restricted Payment is less than or equal to 5.50 to 1.00 determined on a pro forma basis; and

(3) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the Issue Date, is less than the sum of:

(A) an amount equal to (x) Cedar Fair’s Consolidated Cash Flow for the period from the beginning of the first fiscal quarter commencing on or after March 29, 2010 to the end of Cedar Fair’s fiscal quarter ended December 31, 2012 less the product of 1.75 times Cedar Fair’s Consolidated Interest Expense for such period plus (y) Cedar Fair’s Consolidated Cash Flow for the period from January 1, 2013 to the end of the Cedar Fair’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the “Basket Period”) less the product of 1.50 times Cedar Fair’s Consolidated Interest Expense for the Basket Period; plus

(B) an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the Fair Market Value (as determined in good faith by Cedar Fair) of any property or assets received by the Issuers from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuers (other than Equity Interests sold to any of their

Subsidiaries), following the Issue Date and (y) the aggregate amount by which Indebtedness (other than any Indebtedness owed to Cedar Fair or a Subsidiary) incurred by the Issuers or any Restricted Subsidiary subsequent to the Issue Date is reduced on Cedar Fair’s balance sheet upon the conversion or exchange into Qualified Capital Stock (less the amount of any cash, or the Fair Market Value (as determined in good faith by Cedar Fair) of assets, distributed by Cedar Fair or any Restricted Subsidiary upon such conversion or exchange); plus

(C) if any Unrestricted Subsidiary is designated by Cedar Fair as a Restricted Subsidiary, an amount equal to the Fair Market Value (as determined in good faith by Cedar Fair) of the Investment by Cedar Fair or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by Cedar Fair or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (3) less amounts received by Cedar Fair or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (D) below; plus

(D) 100% of any cash dividends and other cash distributions and the Fair Market Value (as determined in good faith by Cedar Fair) of property or assets other than cash received by Cedar Fair and its Restricted Subsidiaries from an Unrestricted Subsidiary since the Issue Date to the extent not included in Consolidated Cash Flow and 100% of the net proceeds received by Cedar Fair or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by Cedar Fair or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (3); plus

(E) to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Restricted Investments of Cedar Fair and its Restricted Subsidiaries following the Issue Date resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to Cedar Fair or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment.

(b) The foregoing provisions will not prohibit the following (provided that with respect to clauses (9) and (10) below, no Default or Event of Default shall have occurred and be continuing):

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement or other acquisition of (x) any Equity Interests of Cedar Fair in exchange for, or out of the net proceeds of the issue or sale within 60 days of, Equity Interests (other than Disqualified Stock) of Cedar Fair (other than Equity Interests (other than Disqualified Stock) issued or sold to any Subsidiary) or (y) Subordinated Indebtedness of Cedar Fair or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale within 60 days of, Qualified Capital Stock, (b) in exchange for, or out of the proceeds of the incurrence within 60 days of, Refinancing Indebtedness permitted to be incurred Section 4.09(b)(10) hereof or other Indebtedness permitted to be incurred under Section 4.09 hereof or (c) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case, to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuers shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with Section 3.08 or Section 4.15 hereof and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Subordinated Indebtedness;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Cedar Fair or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Cedar Fair or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be incurred pursuant to Section 4.09 hereof and constitutes Refinancing Indebtedness;

(4) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Cedar Fair or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with Section 4.09 hereof;

(5) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;

(6) the repurchase, retirement or other acquisition for value of Equity Interests of Cedar Fair or any Restricted Subsidiary of Cedar Fair held by any future, present or former employee, director or consultant of Cedar Fair or any Subsidiary of Cedar Fair (or any such Person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (6) do not exceed $5.0 million in any calendar year; provided, further, that Cedar Fair may carry forward and make in a subsequent calendar year the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year pursuant to this clause (6); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Issuers or any Restricted Subsidiary after the Issue Date;

(7) payments or distributions by Cedar Fair or any of its Restricted Subsidiaries to dissenting stockholders pursuant to applicable law in connection with any merger, amalgamation or acquisition consummated on or after the Issue Date and not prohibited by this Indenture;

(8) purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(9) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (a) the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair, after giving effect to such issuance on a pro forma basis, would have been no greater than 5.50 to 1.0 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (9) does not exceed the net cash proceeds actually received by Cedar Fair and its Restricted Subsidiaries from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(10) Restricted Payments in an aggregate amount not to exceed $100.0 million in any fiscal year.

(c) Restricted Payments made pursuant to Section 4.07(a) and clause (1) of Section 4.07(b) hereof and, to the extent made with the proceeds of the issuance of Qualified Capital Stock, Investments made pursuant to clause (j) of the definition of “Permitted Investments”, shall be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a) hereof. Restricted Payments made pursuant to clauses (2) through (9) of Section 4.07(b) shall not be included as Restricted Payments in any computation made pursuant to clause (3) of Section 4.07(a).

If Cedar Fair or any Restricted Subsidiary makes a Restricted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (3) of Section 4.07(a) or under any other provision of this Section 4.07 (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

SECTION 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distribution to Cedar Fair or any of its Restricted Subsidiaries on its Capital Stock (it being understood that the priority of any Preferred Equity Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock) or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Cedar Fair or any of its Subsidiaries;

(b) make loans or advances to Cedar Fair or any of its Subsidiaries (it being understood that the subordination of loans or advances made to Cedar Fair or any Restricted Subsidiary to other Indebtedness incurred by Cedar Fair or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its properties or assets to Cedar Fair or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

(i) Existing Indebtedness and existing agreements as in effect on the Issue Date (including, without limitation, the Credit Agreement, this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Existing Senior Notes and the Existing Senior Notes Indentures);

(ii) applicable law, rule or regulation;

(iii) any instrument governing Acquired Debt and any other agreement or instrument of an acquired Person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or any of its Subsidiaries;

(iv) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(v) this Indenture and the Notes or by Cedar Fair’s other Indebtedness ranking pari passu with the Notes; provided that except as set forth in clause (vi) below such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes;

(vi) any Credit Facility; provided that the restrictions therein are not (i) materially more restrictive than the agreements governing such Indebtedness as in effect on the Issue Date or (ii) will not affect the Issuers’ ability to make principal or interest payments on the Notes (as determined by Cedar Fair in good faith);

(vii) customary non-assignment provisions in contracts, leases, sub-leases and licenses entered into in the ordinary course of business;

(viii) any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(ix) provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;

(x) Permitted Liens;

(xi) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary (or sale of such Subsidiary’s Equity Interests) pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture;

(xii) secured Indebtedness otherwise permitted to be incurred by this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(xiii) Purchase Money Indebtedness that imposes restrictions of the type described in clause (c) above on the property so acquired;

(xiv) provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(xv) restrictions in Investments in Persons that are Restricted Subsidiaries;

(xvi) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in Cedar Fair’s good faith judgment, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(xvii) Indebtedness or other agreements including, without limitation, agreements described in clause (ix) of this paragraph, of any Restricted Subsidiary that is not an Issuer or a Guarantor that impose restrictions solely on such Restricted Subsidiary and its Subsidiaries; or

(xviii) any restriction on cash or other deposits or net worth imposed by customers, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business.

SECTION 4.09. Limitation on Incurrence of Indebtedness.

(a) Cedar Fair shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or permit any of its Restricted Subsidiaries to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt) and any Guarantor may issue Preferred Equity Interests, in each case, if the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair at the time of such incurrence or issuance, as the case may be, would have been less than or equal to 5.50 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

(b) The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

(1) Indebtedness represented by the Notes and the Guarantees in an aggregate principal amount not to exceed $500.0 million (including the Exchange Notes and related Guarantees thereof issued in exchange therefor pursuant to the Registration Rights Agreement);

(2) Indebtedness of Cedar Fair or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any time outstanding not to exceed $1,425.0 million;

(3) (x) Indebtedness among Cedar Fair and its Restricted Subsidiaries; provided that any such Indebtedness owed by an Issuer or a Guarantor to any Restricted Subsidiary that is not an Issuer or a Guarantor shall be subordinated to the prior payment in full when due of the Notes or the Guarantees, as applicable, and (y) Preferred Equity Interests of a Restricted Subsidiary held by Cedar Fair or a Restricted Subsidiary; provided that if such Preferred Equity Interests are issued by an Issuer or a Guarantor, such Preferred Equity Interests are held by an Issuer or a Guarantor;

(4) Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by Cedar Fair or any Restricted Subsidiary (and not created in contemplation of such acquisition); provided that after giving effect to the incurrence of such Acquired Debt on a pro forma basis (including a pro forma application of the net proceeds therefrom), if more than $5.0 million of Indebtedness is at any time outstanding under this clause (4), either Cedar Fair could incur $1.00 of Indebtedness pursuant to the first paragraph of this covenant or the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair is less than or equal to the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately prior to such acquisition;

(5) Existing Indebtedness (including the Existing Senior Notes outstanding on the Issue Date);

(6) Indebtedness consisting of Purchase Money Indebtedness and Finance Lease Obligations arising from sale and leaseback transactions (when aggregated with the amount of Refinancing Indebtedness outstanding under clause (10) below in respect of Indebtedness incurred pursuant to this clause (6)) in an aggregate amount not to exceed $200.0 million outstanding at any time;

(7) Hedging Obligations of Cedar Fair or any of its Restricted Subsidiaries covering Indebtedness of Cedar Fair or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for purposes of managing interest rate exposure or commodity pricing risk of Cedar Fair and its Restricted Subsidiaries and not for speculative purposes;

(8) Foreign Currency Obligations of Cedar Fair or any of its Restricted Subsidiaries entered into for purposes of managing exposure of Cedar Fair and its Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(9) the incurrence by Cedar Fair or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);

(10) the incurrence by Cedar Fair or any Restricted Subsidiary of Indebtedness or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part, Indebtedness or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary referred to in paragraph (a) of this Section 4.09 or in clause (1), (4), (5) or (6) above or this clause (10) of this Section 4.09(b) (“Refinancing Indebtedness”); provided, however, that:

(A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (i) 91 days after the final maturity date of the Notes and (ii) the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded;

(C) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(D) if the Indebtedness to be exchanged refinanced, renewed, replaced, substituted or refunded was the obligation of an Issuer or a Guarantor, such Indebtedness shall not be incurred by any of Cedar Fair’s Restricted Subsidiaries other than an Issuer, a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so refinanced;

(11) additional Indebtedness of Cedar Fair and any of its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding (which may, but need not, be incurred under the Credit Facilities) not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of the most recent incurrence of Indebtedness pursuant to this clause (11);

(12) the guarantee by an Issuer or any Guarantor of Indebtedness of Cedar Fair or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09 and the guarantee by any Restricted Subsidiary that is not an Issuer or a Guarantor of any Indebtedness of any Restricted Subsidiary that is not an Issuer or a Guarantor;

(13) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

(14) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed 5% of Consolidated Total Assets that are attributable to Restricted Subsidiaries that are Foreign Subsidiaries;

(15) overdrafts paid within 10 Business Days;

(16) customary purchase price adjustments and indemnifications in connection with acquisition or disposition of stock or assets;

(17) guarantees to suppliers, licensors, artists or franchisees (other than guarantees of Indebtedness) in the ordinary course of business;

(18) Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(19) Indebtedness consisting of financing of insurance premiums incurred in the ordinary course of business;

(20) Indebtedness, the proceeds of which are applied to defease or discharge the Notes pursuant to Article 8 hereof; and

(21) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Cedar Fair and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Cedar Fair and its Restricted Subsidiaries.

(c) For purposes of determining compliance with this Section 4.09, (x) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (y) if an item of Indebtedness (or a portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (21) of this Section 4.09(b) or is permitted to be incurred pursuant to Section 4.09(a) hereof and also meets the criteria of one or more of the categories described in clauses (1) through (21) of this Section 4.09(b), Cedar Fair shall, in its sole discretion, classify such item of Indebtedness (or a portion thereof) in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness (or a portion thereof) in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Credit Agreement on the Issue Date (and any Indebtedness secured by a Lien that refinances such Indebtedness) shall be deemed to be outstanding under clause (b)(2) above and may not be reclassified.

(d) Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or Preferred Equity Interests of the same class shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. Any increase in the amount of Indebtedness solely by reason of currency fluctuations shall not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09. A change in GAAP that results in an obligation that was existing at the time of such change, and was not previously classified as Indebtedness, becoming classified as Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this Section 4.09.

(e) The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified Person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured.

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuers may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.10. Limitation on Asset Sales.

(a) Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) Cedar Fair or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined as of the time of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale (such Fair Market Value to be determined by (i) an executive officer (as defined under Rule 405 under the Securities Act) of Cedar Fair or such Subsidiary if the value is less than $50.0 million or (ii) in all other cases by a resolution of Cedar Fair’s Board of Directors (or of a committee appointed thereby for such purposes)); and

(2) at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents or Marketable Securities.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of Cedar Fair or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which Cedar Fair or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

(b) the amount of any obligations or securities received from such transferee that are within 180 days converted by Cedar Fair or such Restricted Subsidiary to cash (to the extent of the cash actually so received);

(c) the Fair Market Value of any assets (other than securities) received by Cedar Fair or any Restricted Subsidiary to be used by Cedar Fair or any Restricted Subsidiary in a Permitted Business; and

(d) any Designated Non-cash Consideration received by Cedar Fair or any Restricted Subsidiary in an Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of 2.0% of Consolidated Total Assets and $25.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) If Cedar Fair or any Restricted Subsidiary engages in an Asset Sale, Cedar Fair or such Restricted Subsidiary shall apply all or any of the Net Proceeds therefrom to:

(1) repay Indebtedness under any Credit Facility, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, or repay Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary that is not an Issuer or a Guarantor (other than Indebtedness owed to the Issuers); or

(2) (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of assets to be used by Cedar Fair or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of the preceding clauses (A) and (B).

(c) Any Net Proceeds from any Asset Sale that are not applied or invested (or committed pursuant to a written agreement to be applied) as provided in the preceding paragraph within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365-day period shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes and other senior Indebtedness of Cedar Fair if and when required under Section 3.08 hereof. Pending the final application of any such Net Proceeds, Cedar Fair or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

SECTION 4.11. Limitation on Transactions with Affiliates.

Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of Cedar Fair’s or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Cedar Fair or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Cedar Fair or such Restricted Subsidiary with an unrelated Person; provided that such transaction shall be deemed to be at least as favorable as the terms that could have been obtained in a comparable transaction with an unrelated Person if such transaction is approved by the members of (x) Cedar Fair’s Board of Directors or (y) any duly constituted committee thereof, in each case including a majority of the disinterested members thereof who meet the independence requirements of the New York Stock Exchange or NASDAQ;

provided, however, that the following shall, in each case, not be deemed Affiliate Transactions:

(i) the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of, or the payment of compensation to, directors and management of Cedar Fair and its Restricted Subsidiaries (including, without limitation, salaries, fees, bonuses, equity and incentive arrangements and payments);

(ii) the payment of reasonable fees or expenses and the provision of indemnification or similar arrangements for current or former officers, directors, employees, agents or consultants of Cedar Fair or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(iii) transactions between or among Cedar Fair and its Restricted Subsidiaries or between Restricted Subsidiaries;

(iv) Restricted Payments not prohibited by Section 4.07 hereof;

(v) any transactions between Cedar Fair or any of its Restricted Subsidiaries and any Affiliate of Cedar Fair the Equity Interests of which Affiliate are owned solely by Cedar Fair or one of its Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of Cedar Fair or its Restricted Subsidiaries, on the other hand;

(vi) any agreements or arrangements in effect on the Issue Date and described or incorporated by reference in the Offering Memorandum and any modifications, extensions or renewals thereof that are no less favorable to Cedar Fair or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;

(vii) so long as they comply with clause (a) above, transactions with customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture;

(viii) the Transactions;

(ix) transactions with Persons who are Affiliates of Cedar Fair solely as a result of Cedar Fair’s or a Restricted Subsidiary’s Investment in such Person;

(x) sales of Equity Interests to Affiliates of Cedar Fair or its Restricted Subsidiaries not otherwise prohibited by this Indenture and the granting of registration and other customary rights in connection therewith;

(xi) transactions with an Affiliate where the only consideration paid is Equity Interests of Cedar Fair other than Disqualified Stock;

(xii) transactions in which Cedar Fair or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Cedar Fair or such Restricted Subsidiary from a financial point of view or meets the requirements of this covenant;

(xiii) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xiv) loans or advances to employees or consultants in the ordinary course of business of Cedar Fair or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time; and

(xv) transactions between Cedar Fair or any of its Restricted Subsidiaries and any Person, a director of which is also a director of Cedar Fair; provided, however, that such director abstains from voting as a director on any matter involving such other Person.

SECTION 4.12. Limitation on Liens.

Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without effectively providing that the Notes and the Guarantees, as applicable, shall be secured equally or ratably with (or prior to in the case of Liens securing subordinated obligations) the obligations so secured for so long as the obligations are so secured.

Any Lien which is granted to secure the Notes or such Guarantee pursuant to this Section 4.12 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee.

SECTION 4.13. Additional Subsidiary Guarantees.

If any of Cedar Fair’s wholly-owned Domestic Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred under Section 4.09(b)(2) hereof or Indebtedness incurred in reliance on Section 4.09(a) hereof, then in each case such Guarantor or obligor shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and this Indenture on the terms set forth in this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.14. Organizational Existence.

Subject to Article 5 hereof and the proviso to this Section 4.14, Cedar Fair shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a limited partnership and, subject to Section 4.10 hereof, the corporate, limited liability company, partnership or other existence of any Significant Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of Cedar Fair or any Significant Subsidiary and (ii) subject to Section 4.10 hereof, the rights (charter and statutory), licenses and franchises of Cedar Fair and its Significant Subsidiaries; provided, however, that Cedar Fair shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary if the Board of Directors of Cedar Fair shall determine that the preservation thereof is no longer desirable in the conduct of the business of Cedar Fair and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. Change of Control.

Upon the occurrence of a Change of Control, the Issuers shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”), except to the extent the Issuers have previously or concurrently elected to redeem the Notes pursuant to Section 3.07 hereof. Within 30 days following any Change of Control, the Issuers shall give a notice to each Holder and the Trustee stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15;

(2) the purchase price and the purchase date, which shall be no earlier than 15 days and not later than 60 days after the date such notice is given (the “Change of Control Payment Date”);

(3) that any Notes not tendered will continue to accrue interest in accordance with the terms hereof;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5) that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7) any other information the Issuers determine is material to such Holder’s decision to tender Notes.

The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control and will not be deemed to have violated this Section 4.15 as a result of such compliance. The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers. The Issuers’ obligations in respect of a Change of Control Offer can be modified with the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

SECTION 4.16. Suspension of Covenants.

(a) During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, Cedar Fair and its Restricted Subsidiaries will not be subject to the following Sections (the “Suspended Covenants”):

(1) Section 3.08;

(2) Section 4.07;

(3) Section 4.08

(4) Section 4.09;

(5) Section 4.10;

(6) Section 4.11; and

(7) Section 5.01(a)(iv).

(b) At such time as Sections 3.08, 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(iv) are suspended (a “Suspension Period”), Cedar Fair will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

(c) In the event that Cedar Fair and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating, or downgrade the rating assigned to the Notes below Investment Grade, then Cedar Fair and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events unless and until the Notes subsequently attain an Investment Grade rating by both Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain such Investment Grade rating and no Default or Event of Default is in existence).

(d) On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness. For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of Section 4.07(a) hereof, calculations under such Section shall be made as though such Section had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (2) through (9) under Section 4.07(b) hereof will reduce the amount available to be made as Restricted Payments under clause (3) of such Section 4.07(a) hereof, provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. For purposes of Section 3.08 hereof, on the Reversion Date, the unutilized amount of Net Proceeds will be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder.

(e) The Issuers shall deliver an Officer’s Certificate to the Trustee upon the occurrence of any Suspension Period or any Reversion Date. The Trustee will have no liability or responsibility with respect to the determination of whether any event or circumstances have or will result in the suspension or reinstatement of the Suspended Covenants.

SECTION 4.17. Additional Amounts.

(a) All payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which an Issuer or any Guarantor is organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of an Issuer or any Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee, the relevant Issuer or the relevant Guarantor, as applicable, will pay to each Holder of Notes such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such Holder after such withholding or deduction (including in respect of the Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment to a Holder of the Notes (which Holder shall be deemed, to the extent of any Taxes described below, an “Excluded Holder”):

(i) with respect to any Canadian Taxes resulting from the Issuers not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Holder at the time of making such payment,

(ii) which is subject to such Taxes by reason of its having a current or former connection, with a relevant Tax Jurisdiction but excluding a connection resulting from acquiring, owning or disposing of the Notes, receiving payments in respect of such Note or a Guarantee or enforcing its rights thereunder,

(iii) which, despite being required by law, failed to comply with a timely request of the Issuers to provide information concerning such Holder’s nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause,

(iv) which is a fiduciary or a partnership or not the sole beneficial owner of the relevant Note, if and to the extent that any beneficial owner of such Note (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question had such beneficiary, settlor, partner or beneficial owner been the sole beneficial owner of such Note,

(v) in respect of any estate, gift, inheritance, excise, property, transfer or similar tax,

(vi) if and to the extent that such payment could have been made without deduction or withholding of such Taxes had the relevant Note been presented for payment (where presentation is required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof was duly provided for, whichever was later (except to the extent that such holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period),

(vii) with respect to U.S. federal withholding Taxes, or

(viii) any combination of clauses (i), (ii), (iii), (iv), (v), (vi), and (vii) of this Section 4.17(a).

(b) If any Taxes are required to be withheld or deducted pursuant to Section 4.17(a) hereof, the Issuers or the Guarantors, if they are the applicable withholding agents, will also: (i) make such withholding or deduction, and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers or the Guarantors will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the Trustee on behalf of the applicable Holders of Notes, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Issuers, or a Guarantor, as the case may be, on behalf of the Holders.

(c) The Issuers and the Guarantors, jointly and severally, will indemnify and hold harmless each Holder of Notes (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of: (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or any Guarantee, (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clause (i) or (ii) of this Section 4.17(c).

(d) In addition to the foregoing, the Issuers and the Guarantors will also pay and indemnify the Trustee and each Holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Guarantee.

(e) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers or a Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Issuers or the relevant Guarantor, as applicable, will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date.

(f) Whenever in this Indenture there is mentioned, in any context: (i) the payment of principal (and premium, if any), (ii) purchase prices in connection with a repurchase of Notes, (iii) interest and additional interest, if any, or (iv) any other amount payable on or with respect to any of the Notes or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.17 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) The Obligations described in this Section 4.17 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuers or any Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Notes (or any Guarantee) and any department or political subdivision thereof or therein.

ARTICLE 5

SUCCESSORS

SECTION 5.01. Merger, Amalgamation, Consolidation or Sale of Assets.

(a) Cedar Fair shall not consolidate, amalgamate or merge with or into (whether or not Cedar Fair is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(i) Cedar Fair is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the surviving Person is a limited liability company or limited partnership, there shall be a co-issuer of the Notes that is a corporation;

(ii) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all Cedar Fair’s obligations pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

(iii) immediately after such transaction, no Default or Event of Default exists;

(iv) Cedar Fair or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made: (A) will have a Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately after the transaction equal to or less than Cedar Fair’s Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately preceding the transaction or (B) would, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

(v) Cedar Fair or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger, sale, assignment, transfer or other disposition complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate, amalgamate or merge with or into or transfer all or part of its properties and assets to Cedar Fair or another Restricted Subsidiary.

Notwithstanding the foregoing clauses (iii), (iv) and (v), Cedar Fair may merge with a Restricted Subsidiary solely for the purpose of reincorporating in a state of the United States or the District of Columbia so long as the amount of Indebtedness of Cedar Fair and the Restricted Subsidiaries is not increased thereby.

(b) Each Guarantor or Issuer (other than Cedar Fair) other than any Guarantor or Issuer whose Guarantee or obligation as an Issuer, as the case may be, is to be released in accordance with the terms of this Indenture shall not consolidate, amalgamate or merge with or into (whether or not such Guarantor or Issuer is the surviving entity) any Person other than an Issuer or a Guarantor (in each case, other than in accordance with Section 4.10 hereof) unless:

(i) such Guarantor or Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer) is a corporation, limited partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof;

(ii) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer) assumes all the obligations of such Guarantor or such Issuer, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes, this Indenture and such Guarantor’s Guarantee, as applicable;

(iii) immediately after such transaction, no Default or Event of Default exists; and

(iv) such Guarantor or Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer), has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation or merger complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied;

provided, however, that clause (iv) will not be applicable to (i) any Issuer consolidating with, merging or amalgamating into or transferring all or part of its properties and assets to any other Issuer and (ii) any Guarantor consolidating with, merging or amalgamating into or transferring all or part of its properties and assets to any Issuer or any Guarantor.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of any Issuer or Guarantor in accordance with Section 5.01 hereof, the successor Person formed by such consolidation, amalgamation or into or with which such Issuer or such Guarantor, as the case may be, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions hereof referring to such Issuer or such Guarantor, as the case may be, shall refer instead to the successor corporation and not to such Issuer), and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person has been named as an Issuer or a Guarantor herein. When a successor Person assumes all the obligations of an Issuer or a Guarantor under the Notes, the Guarantee and this Indenture pursuant to this Article 5, the applicable predecessor shall be released from the obligations so assumed.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following constitutes an “Event of Default”:

(a) default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c) failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.08, 4.10, 4.15 and 5.01 hereof;

(d) subject to the last paragraph of Section 6.02 hereof, default under any other provision of this Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $35.0 million or more;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair and any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $35.0 million or more;

(g) failure by Cedar Fair or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $35.0 million or more (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not stayed, discharged or waived within 60 days after their entry;

(h) any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee in writing and such Default continues for 10 days;

(i) any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of Cedar Fair pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of Cedar Fair in an involuntary case; (ii) appoints a custodian of any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of Cedar Fair or for all or substantially all of the property of any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of Cedar Fair; or (iii) orders the liquidation of any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of Cedar Fair, and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. Acceleration.

If any Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 hereof with respect to any Issuer, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

Any failure to perform, or breach under Section 4.03 hereof shall not be a Default or an Event of Default until the 121st day after the Issuers have received the notice referred to in clause (d) of Section 6.01 (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Prior to such 121st day, remedies against the Issuers for any such failure or breach will be limited to additional interest at a rate per year equal to 0.25% of the principal amount of such Notes from the 60th day following such notice to and including the 121st day following such notice.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 7.02(f) hereof, Holders of a majority in principal amount of the then outstanding Notes may direct in writing, the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision hereof, the contractual right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), the Issuers’ creditors or the Issuers’ property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes pursuant to this Article 6.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default,

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraphs (a) or (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(iv) No provision hereof shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture;

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from any Issuer shall be sufficient if signed by an Officer of such Issuer and the Trustee may take any action pursuant to the instructions of any single Issuer;

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the requisite Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(g) The Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article 4 hereof. The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent and each agent, custodian and other Person employed to act hereunder;

(i) The Trustee may request that each of the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture; and

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of any of the Issuers with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. Trustee’s Disclaimer.

(a) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, it shall not be accountable for any Issuer’s use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

(b) The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers.

SECTION 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each April 1 beginning with April 1, 2020, the Trustee shall give to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time it is given to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which any Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee in writing when any Notes are listed on any stock exchange or any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

Each of the Issuers, jointly and severally agrees to pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

Each of the Issuers and the Guarantors shall, jointly and severally, indemnify the Trustee against any and all losses, liabilities, claims, costs, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture, except any such loss, liability claim, damage, cost or expense as shall be determined to have been caused by the negligence or willful misconduct of the Trustee. The Trustee shall notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of the Trust Indenture Act Section 313(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created 30 days prior to the effective date of resignation by so notifying the Issuers. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing 30 days prior to the effective date of removal. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the obligations of the Issuers and the Guarantors under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

If a Trustee resigns or is removed all fees and expenses (including, without limitation, the fees and expenses of its counsel) of the Trustee incurred in the administration of the trust or in the performance of the duties hereunder shall be paid to the Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 7.11. Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuers’ Obligations.

(a) The Issuers may terminate their Obligations as to all outstanding Notes, except those obligations referred to in paragraph (b) of this Section 8.01, when

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth in Section 3.07 hereof and the Issuers have irrevocably deposited or caused to be deposited with the Trustee U.S. dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes which have become due and payable) or the stated maturity or redemption date, as the case may be, together with irrevocable written instructions from all of the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers have paid all other sums payable under this Indenture by the Issuers; and

(3) the Issuers have delivered to the Trustee an Officer’s Certificate on behalf of each of the Issuers and an Opinion of Counsel (subject to customary assumptions and exceptions) stating that all conditions precedent under this Indenture relating to the satisfaction and discharge hereof have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Issuers.

(b) Notwithstanding paragraph (a) of this Section 8.01, the obligations of the Issuers and the Guarantors in Sections 2.03, 2.04, 2.05 and 2.06, Article 7 and Sections 8.07 and 8.08 hereof shall survive until the Notes are no longer outstanding pursuant to Section 2.08 hereof. After the Notes are no longer outstanding, the obligations of the Issuers and the Guarantors in Article 7 and Sections 8.07 and 8.08 hereof shall survive such satisfaction and discharge.

SECTION 8.02. Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of their respective Boards of Directors evidenced by a resolution delivered to the Trustee accompanied by Officer’s Certificates from each of the Issuers, at any time, with respect to the Notes, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03. Legal Defeasance and Covenant Discharge.

Upon the Issuers’ exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Issuers shall be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all their other obligations and covenants under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Issuers, shall execute instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be; (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.11 and 4.02 hereof; (c) the rights, powers, trust, immunities and indemnitees of the Trustee hereunder, and the obligations of the Issuers and the Guarantors in connection therewith; and (d) this Section 8.03. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.03 notwithstanding the prior exercise of their option under Section 8.04 hereof with respect to the Notes.

SECTION 8.04. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Issuers shall be released from their obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (other than existence of the Issuers (subject to Section 5.01)), 4.15, 4.17, 5.01 (except clauses 5.01(a)(i) and (ii) and clauses 5.01(b)(i) and (ii)) and 10.03 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.02 hereof of the option applicable to this Section 8.04, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or Section 8.04 hereof to the outstanding Notes:

(a) the Issuers shall irrevocably have deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, noncallable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in a written opinion of a nationally recognized firm of independent public accountants selected by the Issuers and delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be;

(b) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.04 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, reasonably acceptable to such Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (except any Default or Event of Default resulting from the failure to comply with Section 4.09 hereof as a result of the borrowing of the funds required to effect such deposit and the granting of Liens in connection therewith);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which Cedar Fair or any of its Subsidiaries is a party or by which Cedar Fair or any of its Subsidiaries is bound;

(f) each of the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit made by the Issuers pursuant to their election under Sections 8.03 and 8.04 hereof was not made by them with the intent of preferring the Holders of the Notes over any of the Issuers’ other creditors or with the intent of defeating, hindering, delaying or defrauding any of their other creditors or others; and

(g) each of the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent provided for or relating to the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under Section 8.04 hereof (as the case may be) relating to the Notes have been complied with as contemplated by this Section 8.05.

SECTION 8.06. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers, jointly and severally, agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers as directed by Cedar Fair, any money or U.S. Government Securities held by it as provided in Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, additional interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, additional interest, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, shall thereupon cease.

SECTION 8.08. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or U.S. Government Securities in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.09. Release of Obligations.

The Obligations of an Issuer (other than Cedar Fair) will be deemed automatically discharged and released in accordance with the terms of this Indenture:

(1) in connection with any direct or indirect sale, conveyance or other disposition of the Capital Stock of that Issuer (other than Cedar Fair), including by way of merger, amalgamation or consolidation, following which such Issuer (other than Cedar Fair) ceases to be a direct or indirect Subsidiary of Cedar Fair so long as such sale or disposition is made in accordance with Section 4.10 hereof or any sale or other disposition of all or substantially all of the assets of such Issuer (other than Cedar Fair) made in accordance with Section 5.01 hereof;

(2) if such Issuer (other than Cedar Fair) is dissolved or liquidated in accordance with this Indenture;

(3) if Cedar Fair designates any such Issuer (other than Cedar Fair) as an Unrestricted Subsidiary in accordance with this Indenture; or

(4) upon the transfer of such Issuer (other than Cedar Fair) in a transaction that (i) qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under Section 4.07 hereof if following such transfer such Issuer (other than Cedar Fair) ceases to be a direct or indirect Restricted Subsidiary of Cedar Fair or (ii) following such transaction, such Issuer (other than Cedar Fair) is a Restricted Subsidiary that is not a guarantor under any Credit Facility incurred under Section 4.09(b)(2) hereof.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees or any amended or supplemental indenture without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(c) to provide for the assumption of the obligations of an Issuer or any Guarantor under this Indenture, the Notes or any Guarantee, as applicable, in the case of a merger, amalgamation, consolidation or sale of all or substantially all of such Issuer’s assets or such Guarantor’s assets pursuant to Article 5 or Article 10 hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Notes in any material respect;

(e) to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(f) to provide for the issuance of Exchange Notes;

(g) to evidence and provide for the acceptance of an appointment of a successor Trustee;

(h) to add Guarantees with respect to the Notes;

(i) to conform this Indenture or the Notes to the “Description of notes” section in the Offering Memorandum; or

(j) to comply with requirements of the Commission in order to effect or maintain the qualification hereof under the TIA.

Upon the request of the Issuers accompanied by resolutions of the Boards of Directors of each Issuer and resolutions of the Boards of Directors of each Guarantor and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms hereof and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders of Notes.

The Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees or any amended or supplemental indenture with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or compliance with any provision hereof or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the aggregate principal amount of Notes the Holders of which must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than to change any notice period);

(c) reduce the rate of or change the time for payment of interest on any Note;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including any Additional Notes) and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in a currency other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the contractual rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below);

(h) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred;

(i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10; or

(j) make any change in the foregoing amendment and waiver provisions;

provided, however, that in the event that consent is obtained from some of the Holders of the Notes but not from all of the Holders thereof with respect to any amendments or waivers pursuant to clauses (a) through (j) of this paragraph, new Notes with such amendments or waivers will be issued to those consenting Holders. Such new Notes shall have separate CUSIP numbers and ISINs from those Notes held by nonconsenting Holders.

Upon the request of the Issuers accompanied by a resolution of the Boards of Directors of each Issuer and a resolution of the Boards of Directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Notwithstanding the foregoing, the Issuers’ obligations in respect of a Change of Control Offer can be modified with the consent of the Holders of a majority in aggregate principal amount of the Notes outstanding at any time prior to the occurrence of a Change of Control.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall give to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or of the Notes.

SECTION 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture and the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

The Issuers may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuers shall designate.

SECTION 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificates from each Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantee.

Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that:

(a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of a Note with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby. If any Holder or the Trustee is required by any court or otherwise, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or any Guarantor, to return to the Issuers or any Guarantor any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits hereof, the Notes or the Guarantees.

Nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on such Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02. Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by any of its Officers. Any additional Guarantor becoming such after the date of this Indenture shall execute a supplemental indenture and a notation of Guarantee substantially in the form of Exhibit B hereto. Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an Officer whose signature is on this Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03. Merger, Consolidation or Sale of Assets of Guarantors.

Subject to Section 10.05 hereof, a Guarantor may not, and the Issuers will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person other than the Issuers or another Guarantor (in each case other than in accordance with Section 4.10 hereof) unless:

(a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, the laws of Canada or any province thereof;

(b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Guarantees, the Notes, this Indenture and such Guarantor’s Guarantee, as applicable;

(c) immediately after such transaction, no Default or Event of Default exists; and

(d) such Guarantor or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor), has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation or merger complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture related to such transaction have been satisfied.

Nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuers or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor that is a wholly owned Restricted Subsidiary of the Issuers. Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor that is a Restricted Subsidiary of the Issuers or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor that is a Restricted Subsidiary of the Issuers.

SECTION 10.04. Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in paragraphs (a) through (d) of Section 10.03 hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor. When a successor Person assumes all the obligations of the Issuers under the Notes and this Indenture pursuant to this Article 10, the applicable predecessor shall be released from the obligations so assumed.

SECTION 10.05. Releases from Guarantees.

If pursuant to any direct or indirect sale, conveyance or other disposition of the Capital Stock of any Guarantor (including by way of merger, amalgamation or consolidation), following which such Guarantor ceases to be a direct or indirect Subsidiary of Cedar Fair if such sale or disposition is made in accordance with Section 4.10 or any sale or other disposition of all or substantially all of the assets of such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof. In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 hereof, as the case may be if (1) such Guarantor is dissolved or liquidated in accordance with the provisions hereof; (2) the Issuers designate any such Guarantor as an Unrestricted Subsidiary in compliance with the terms hereof; (3) upon the transfer of such Guarantor in a transaction that (i) qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under Section 4.07 hereof if following such transfer such Guarantor ceases to be a direct or indirect Restricted Subsidiary of Cedar Fair or (ii) following such transaction, such Guarantor is a Restricted Subsidiary that is not a guarantor under any Credit Facility incurred under Section 4.09(b)(2) or (4) hereof the Issuers effectively discharge such Guarantor’s obligations or defease the Notes in compliance with the terms of Article 8 hereof. Upon delivery by the Issuers to the Trustee of Officer’s Certificates on behalf of each Issuer and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions hereof, including without limitation Section 4.10 hereof, if applicable, the Trustee shall execute any documents pursuant to written direction of the Issuers in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Reserved.

SECTION 11.02. Notices.

Any notice or communication by any Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered by hand-delivery, registered first-class mail, next-day air courier, facsimile or email in pdf format:

If to any Issuer or any Guarantor, to its care of:

Cedar Fair, L.P.

One Cedar Point Drive

Sandusky, Ohio 44870

Facsimile No.: (419) 609-5725

Attention: Brian Witherow, Executive Vice President and Chief Financial Officer and Duffield Milkie, General Counsel

If to the Trustee:

The Bank of New York Mellon

500 Ross Street, 12th Floor

Pittsburgh, Pennsylvania 15262

Facsimile No.: (412) 234-8377

Attention: Corporate Trust Administration

Any Issuer, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given upon actual receipt.

Any notice or communication to (i) a Holder of a Definitive Note shall be mailed by first class mail to its address shown on the register kept by the Registrar and (ii) to a Holder of a Global Note shall be delivered to the Depositary in accordance with the Applicable Procedures. Failure to give a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers give a notice or communication to Holders of Notes, they shall give a copy to the Trustee and each Agent at the same time.

In respect of this Indenture, the Trustee agrees to accept and act upon notice, instructions or directions sent by unsecured email, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by unsecured email, pdf, facsimile or other similar unsecured electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such unsecured email, pdf, facsimile or other similar unsecured electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reasonable reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

SECTION 11.03. Communication by Holders of Notes with Other Holders of Notes.

Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Agents and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by any Issuer or Guarantor to the Trustee to take any action under this Indenture (except clause (b) below shall not apply in connection with the original issuance of the Notes), such Issuer or Guarantor, as applicable, shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)), if applicable; shall include substantially:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Agents may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.

No director, owner, officer, employee, incorporator, limited partner or stockholder of any Issuer or any of its Affiliates, as such, shall have any liability for any obligations of any Issuer or any of its Affiliates under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. Governing Law; Submission to Jurisdiction

(a) THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

(b) Each of the Issuers, each of the Guarantors and the Trustee hereby irrevocably consents to the jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any court thereof, and to the courts of its own corporate domicile, in respect of actions brought against such party as a defendant, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantees and any right to which it may be entitled on account of place of residence or domicile. Each of the Issuers, each of the Guarantors and the Trustee irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantees in such courts on the grounds of venue or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Issuers, each of the Guarantors and the Trustee agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment. Cedar Canada hereby waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to Cedar Canada at Cedar Canada’s address for purposes of notices hereunder.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Issuers and the Guarantors, respectively. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. Counterpart Originals.

This Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Indenture by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Indenture.

SECTION 11.13. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15. Waiver of Jury Trial.

EACH OF THE ISSUERS, EACH OF THE GUARANTORS, EACH HOLDER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.16. Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Issuers agree (i) to provide to The Bank of New York Mellon information in their possession about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon can determine whether it has tax related obligations under Applicable Law, and (ii) that The Bank of New York Mellon shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon shall not have any liability. The terms of this section shall survive the termination of this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

CEDAR FAIR, L.P., as an Issuer

By:	/s/ Brian Witherow
Name: Brian Witherow
Title: Executive Vice President and Chief Financial Officer

CANADA’S WONDERLAND COMPANY, as an Issuer

By:	/s/ Brian Witherow
Name: Brian Witherow
Title: Secretary and Chief Financial Officer

MAGNUM MANAGEMENT CORPORATION, as an Issuer

By:	/s/ Brian Witherow
Name: Brian Witherow
Title: Executive Vice President and Chief Financial Officer

MILLENNIUM OPERATIONS LLC, as an Issuer

By:	/s/ Brian Witherow
Name: Brian Witherow
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

CAROWINDS LLC

CEDAR FAIR SOUTHWEST INC.

CEDAR POINT PARK LLC

DORNEY PARK LLC

GEAUGA LAKE LLC

KINGS DOMINION LLC

KINGS ISLAND COMPANY

KINGS ISLAND PARK LLC

KNOTT’S BERRY FARM LLC

MICHIGAN’S ADVENTURE, INC.

MICHIGAN’S ADVENTURE PARK LLC

VALLEYFAIR LLC

WONDERLAND COMPANY INC.

WORLDS OF FUN LLC,

as Guarantors

By:	/s/ Brian Witherow
Name: Brian Witherow
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

5.250% Senior Note due 2029

Cert. No.	CUSIP No.

ISIN No.

$

Cedar Fair, L.P.

Canada’s Wonderland Company

Magnum Management Corporation

Millennium Operations LLC

promises to pay to [                    ] or its registered assigns the principal sum of                                  Dollars on July 15, 2029.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2020.

Record Dates: January 1 and July 1 (whether or not a Business Day).

IN WITNESS WHEREOF, each of the Issuers has caused this Note to be duly executed.

Dated:

CEDAR FAIR, L.P.

By:

Name:
Title:

CANADA’S WONDERLAND COMPANY

By:

Name:
Title:

MAGNUM MANAGEMENT CORPORATION

By:

Name:
Title:

MILLENNIUM OPERATIONS LLC

By:

Name:
Title:

This is one of the Notes referred to in

the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

(Back of Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

(1) Interest. Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), Canada’s Wonderland Company, a Nova Scotia unlimited company (“Cedar Canada”), Magnum Management Corporation, an Ohio corporation (“Magnum”) and Millennium Operations LLC, a Delaware limited liability company (“Millennium Operations” and, together with Cedar Fair, Cedar Canada and Magnum, the “Issuers”), jointly and severally, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest will accrue at 5.250% per annum and will be payable semi-annually in cash on each January 15 and July 15, commencing January 15, 2020, or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the Notes at the close of business on the immediately preceding January 1 and July 1, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Notes; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

(2) Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal of and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes. Unless otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

(3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. Any Issuer may act in any such capacity.

(4) Indenture. The Issuers issued the Notes under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.02 of the Indenture. All Notes (including any Exchange Notes issued in exchange therefor) issued under the Indenture shall be treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior unsecured joint and several obligations of the Issuers.

(5) Optional Redemption. (a) Except as provided in paragraphs (b), (c) and (d) below, the Notes will not be redeemable at the Issuers’ option prior to July 15, 2024. Thereafter, the Notes will be subject to redemption at the Issuers’ option, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Percentage
2024	102.625%
2025	101.750%
2026	100.875%
2027 and thereafter	100.000%

(b) Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2022, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 105.250% of the principal amount thereof on the redemption date, together with accrued and unpaid interest and additional interest, if any, to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of one or more public or private sales of Qualified Capital Stock, other than proceeds from a sale to Cedar Fair or any of its Subsidiaries or any employee benefit plan in which Cedar Fair or any of its Subsidiaries participates; provided that (i) at least 50% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes) remains outstanding immediately after the occurrence of such redemption and (ii) such redemption occurs no later than the 180th day following such sale of Qualified Capital Stock.

(c) In addition, at any time and from time to time prior to July 15, 2024, the Issuers may redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to (i) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest and any additional interest, if any, to such redemption date (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus (ii) the Make Whole Amount.

“Make Whole Amount” means, as determined by Cedar Fair, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at July 15, 2024 (such redemption price being set forth in the table appearing above) plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to July 15, 2024 (other than interest accrued but unpaid to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed, as calculated by the Issuers.

“Treasury Rate” means, as of any redemption date, as determined by Cedar Fair, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data) most nearly equal to the period from the redemption date to July 15, 2024; provided, however, that if the period from the redemption date to July 15, 2024 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(d) Redemption for Tax Reasons. The Issuers may at any time redeem, in whole but not in part, the outstanding Notes (upon giving notice in accordance with the Indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, any of the Issuers has become or would become obligated to pay any Additional Amounts in respect of the Notes, and such Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of: (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position of the relevant taxing authority regarding the application or interpretation of such laws or regulations, which change or amendment, in each case of (i) or (ii) of this clause (d), is announced and becomes effective after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); provided that, prior to the giving of any notice of redemption described in this subclause (d), the Issuers will deliver to the Trustee: (x) an Officer’s Certificate stating that the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by such Issuer taking reasonable measures available to it; and (y) a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that (subject to customary assumptions and exceptions) such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official interpretation or application described above.

(6) Repurchase at Option of Holder. Upon the occurrence of a Change of Control, the Issuers shall make an offer to each Holder of Notes to repurchase on the Change of Control Payment Date all or any part of such Holder’s Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuers prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below. If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

When the cumulative amount of Excess Proceeds exceeds $35.0 million, the Issuers shall make an offer to all Holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent Cedar Fair or a Restricted Subsidiary is required under the terms of Indebtedness of Cedar Fair or such Restricted Subsidiary (other than Subordinated Indebtedness), the Issuers shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such proceeds. If any Issuer notifies the Trustee in writing that the aggregate principal amount of Notes and other parity Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or otherwise in accordance with the applicable procedures of the Depositary. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are subject to an offer to purchase will receive an Excess Proceeds Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” attached hereto.

(7) Notice of Redemption. Notice of redemption shall be given at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes may be redeemed in part but only in amounts of $2,000 or whole multiples of $1,000 that are equal to or in excess of $2,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Issuers fail to redeem such Notes or such portions thereof. Notice of any redemption, whether in connection with an offering of Qualified Capital Stock, an incurrence of Indebtedness, a Change of Control or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such corporate transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

(8) Suspension of Covenants. During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture, Cedar Fair and its Restricted Subsidiaries will not be subject to Indenture Sections 3.08 (Excess Proceeds Offer), 4.07 (Limitation on Restricted Payments), 4.08 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries, 4.09 (Limitation on Incurrence of Indebtedness), 4.10 (Limitation on Asset Sales), 4.11 (Limitation on Transactions with Affiliates) and Section 5.01(a)(iv) (Merger, Amalgamation, Consolidation or Sale of Assets).

(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Issuers, the Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(10) Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest (subject to the right of the relevant Holder of record on the relevant record date to receive payments of interest on the related Interest Payment Date) on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

(11) Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture, the Notes and the Guarantees or any amended or supplemental indenture may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes), and any existing Default and its consequences or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with an exchange offer or tender offer for the Notes). Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes) (a) reduce the aggregate principal amount of Notes the Holders of which must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than to change any notice period); (c) reduce the rate of or change the time for payment of interest on any Note; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in money other than that stated in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the contractual rights of Holders of Notes to receive payments of principal of or interest on the Notes; (g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below); (h) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred; (i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with Article 10 of the Indenture; or (j) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of a Note, the Indenture, the Notes, the Guarantees, or any amended or supplemental indenture may be amended or supplemented: to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); to provide for the assumption of the obligations of an Issuer or any Guarantor under the Indenture, the Notes or any Guarantee, as applicable, in the case of a merger, amalgamation, consolidation or sale of all or substantially all of such Issuer’s assets or such Guarantor’s assets pursuant to Article 5 or Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any Holder of the Notes in any material respect; to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture; to provide for the issuance of exchange notes; to evidence and provide for the acceptance of an appointment of a successor Trustee; to add Guarantees with respect to the Notes; to conform the Indenture or the Notes to the “Description of notes” section in the Offering Memorandum; or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

(12) Defaults and Remedies. Each of the following constitutes an Event of Default:

(a) default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c) failure to comply for 30 days after notice with any obligations under the provisions described under Sections 3.08, 4.10, 4.15 and 5.01 of the Indenture;

(d) subject to the last paragraph of Section 6.02 of the Indenture, default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $35.0 million or more;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair and any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates $35.0 million or more;

(g) failure by Cedar Fair or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $35.0 million or more (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not stayed, discharged or waived within 60 days after their entry;

(h) any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee in writing and such Default continues for 10 days;

(i) any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Issuers pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Issuers in an involuntary case; (ii) appoints a custodian of any Issuer or any

Restricted Subsidiary that is a Significant Subsidiary of the Issuers or for all or substantially all of the property of any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Issuers; or (iii) orders the liquidation of any Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Issuers, and the order or decree remains unstayed and in effect for 60 consecutive days.

If any Event of Default occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes by written notice to the Issuers and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (i) or (j) above with respect to an Issuer, all outstanding Notes shall become and shall be immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

Any failure to perform, or breach under Section 4.03 of the Indenture shall not be a Default or an Event of Default until the 121st day after the Issuers have received the notice referred to in clause (d) above (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Prior to such 121st day, remedies against the Issuers for any such failure or breach will be limited to additional interest at a rate per year equal to 0.25% of the principal amount of such Notes from the 60th day following such notice to and including the 121st day following such notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

Each of the Issuers is required to deliver to the Trustee annually an Officer’s Certificate regarding compliance with the Indenture.

(13) Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights if would have had if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign.

(14) No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders. No director, owner, officer, employee, incorporator, limited partner or stockholder of any Issuer or any of its Affiliates, as such, shall have any liability for any obligations of any Issuer or any of its Affiliates under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15) Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(16) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) Abbreviations. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed herein.

The Issuers will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:

Cedar Fair, L.P.

Canada’s Wonderland Company

Magnum Management Corporation

Millennium Operations LLC

One Cedar Point Drive

Sandusky, OH 44870

Facsimile No.: (409) 609-5725

Attention: Brian Witherow, Executive Vice President and Chief Financial Officer and

Duffield Milkie, General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip code)

and irrevocably appoint                          as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 3.08 (Excess Proceeds Offer) or Section 4.15 (Change of Control) of the Indenture, check the appropriate box:

☐	Section 3.08	☐	Section 4.15

If you want to have only part of the Note purchased by the Issuers pursuant to Section 3.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF TRANSFERS AND INCREASES AND DECREASES IN GLOBAL NOTE

The following exchanges or transfers of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges or transfers of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Transfer or Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

FORM OF GUARANTEE

Under the indenture dated as of June 27, 2019 (the “Indenture”), by and among Cedar Fair, L.P. (“Cedar Fair”), Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”) and Millennium Operations LLC (“Millennium Operations” and, together with Cedar Fair, Cedar Canada and Magnum, collectively, the “Issuers”), [Name of Guarantor] and the other guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), [Name of Guarantor] and its successors, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

No director, owner, officer, employee, incorporator, limited partner or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this Guarantee by reason of his, her or its status as such. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[ ]
Name of Guarantor

By:
Name:
Title:

B-1

EXHIBIT C

[FORM OF CERTIFICATE OF TRANSFER]

Cedar Fair, L.P.

Canada’s Wonderland Company

Magnum Management Corporation

Millennium Operations LLC

One Cedar Point Drive

Sandusky, OH 44870

Facsimile No.: (419) 609-5725

Attention:	Brian Witherow, Executive Vice President and Chief Financial Officer and
Duffield Milkie, General Counsel

The Bank of New York Mellon

500 Ross Street, 12th Floor

Pittsburgh, Pennsylvania 15262

Attn: Corporate Trust Administration

Re: 5.250% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of June 27, 2019 (the “Indenture”), among Cedar Fair, L.P. (“Cedar Fair”), Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”), Millennium Operations LLC (“Millennium Operations” and, together with Cedar Fair, Cedar Canada and Magnum, collectively, the “Issuers”), the Guarantors named therein and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	☐	Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.	☐	Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.	☐	Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

		(a)	☐	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

		(b)	☐	or such Transfer is being effected to the Issuers or a Subsidiary thereof;

4.	☐	Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

		(a)	☐	Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)	☐	Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)	☐	Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:____________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

		(iii)	☐	Unrestricted Global Note CUSIP [ ], or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

[FORM OF CERTIFICATE OF EXCHANGE]

Cedar Fair, L.P.

Canada’s Wonderland Company

Magnum Management Corporation

Millennium Operations LLC

One Cedar Point Drive

Sandusky, OH 44870

Facsimile No.: (419) 609-5725

Attention:	Brian Witherow, Executive Vice President and Chief Financial Officer and
Duffield Milkie, General Counsel

The Bank of New York Mellon

500 Ross Street, 12th Floor

Pittsburgh, Pennsylvania 15262

Attn: Corporate Trust Administration

Re: 5.250% Senior Notes due 2029

(CUSIP [            ])

Reference is hereby made to the Indenture, dated as of June 27, 2019 (the “Indenture”), among Cedar Fair, L.P. (“Cedar Fair”), Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”), Millennium Operations LLC (“Millennium Operations” and, together with Cedar Fair, Cedar Canada and Magnum, collectively, the “Issuers”), the Guarantors named therein and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive

Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:____________________

ANNEX A TO CERTIFICATE OF EXCHANGE

1.	The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

	(b)	☐	a Restricted Definitive Note.

2.	After the Exchange the Owner will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

		(iii)	☐	Unrestricted Global Note CUSIP [ ], or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

D-4